Exhibit 10.4

                                 CYBERBANK CORP.

   18TH Floor Mirae Bldg., 1306-6 Seucho-dong, Seocho-gu, Seoul, Korea 137-855
                       Tel: 02-3483-4500 Fax: 02-3483-4600


PC-Ephone Inc.
5375 Mira Sorrento Place, Suite 290
San Diego, California 92121

Attention:                 Mr. David Meltzer / President & CEO

                                                            Date : 12 April 2002
Re :          Transferring Agreement right

Dear Mr. Meltzer,

We, Cyberbank Corporation, agrees transferring the Distribution Agreement rights between we and PC-Ephone LTD, a Bermuda Corporation having its head office at 129 Front Street Hamilton, Bermuda HM12, to PC-Ephone LTD, a Nevada Corporation having its head office at 5375 Mira Sorrento Place, Suite 290 San Diego, CA 92121, U.S.A.

This agreement letter of transferring rights to PC-Ephone, LTD. Nevada Corporation is due to the fact that PC-EPhone., LTD, Burmuda Corporation will be closed and based on the premise that Cyberbank Corporation will set up a new business relation with a merged entity of PC-EPhone., LTD or its successor.


Thank you.

Best Regards,

/s/ Young Sun Cho

Young Sun Cho
President / CEO
Cyberbank Corporation.